UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2012

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.
1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 13, 2012, CMS Energy Corporation (“CMS Energy”) sent a call notice regarding its 2.875 percent Convertible Senior Notes Due 2024 (“Convertible Note(s)”). In response to this call notice, from April 4, 2012 through April 13, 2012, CMS Energy issued a total of 2,866,976 shares of its common stock and paid $81,479,178 in cash in exchange for $81,479,000 aggregate principal amount of its Convertible Notes. The details of these conversions follow.

On April 4, 2012, CMS Energy issued 129,751 shares of its common stock and paid $3,700,017 in cash in exchange for $3,700,000 aggregate principal amount of its Convertible Notes. These Convertible Notes were tendered for conversion on March 16, 2012, in accordance with the terms and provisions of the Indenture of CMS Energy dated as of September 15, 1992, as supplemented by the Seventeenth Supplemental Indenture dated as of December 13, 2004 (“1992 Indenture”). Such shares of common stock were issued based on the conversion value of $1,769.39 per $1,000 principal amount of Convertible Note.

On April 5, 2012, CMS Energy issued 1,661,146 shares of its common stock and paid $47,202,077 in cash in exchange for $47,202,000 aggregate principal amount of its Convertible Notes. These Convertible Notes were tendered for conversion on March 19, 2012, in accordance with the terms and provisions of the 1992 Indenture. Such shares of common stock were issued based on the conversion value of $1,774.23 per $1,000 principal amount of Convertible Note.

On April 9, 2012, CMS Energy issued 2,644 shares of its common stock and paid $75,036 in cash in exchange for $75,000 aggregate principal amount of its Convertible Notes. These Convertible Notes were tendered for conversion on March 20, 2012, in accordance with the terms and provisions of the 1992 Indenture. Such shares of common stock were issued based on the conversion value of $1,777.46 per $1,000 principal amount of Convertible Note.

On April 13, 2012, CMS Energy issued 1,073,435 shares of its common stock and paid $30,502,048 in cash in exchange for $30,502,000 aggregate principal amount of its Convertible Notes. These Convertible Notes were tendered for conversion on March 26, 2012, in accordance with the terms and provisions of the 1992 Indenture. Such shares of common stock were issued based on the conversion value of $1,774.23 per $1,000 principal amount of Convertible Note.

The above-mentioned issuances were an exchange of securities with existing shareholders, and were exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure.

CMS Energy’s management will be meeting with investors on April 18, 2012. A copy of the CMS Energy handout is furnished as Exhibit 99.1 to this report. In those meetings and in the handout furnished herewith, CMS Energy reaffirms its 2012 adjusted earnings guidance.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, Item 7.01 including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	CMS Energy handout dated April 18, 2012

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy Corporation’s (“CMS Energy”) Form 10-K and Consumers Energy Company’s (“Consumers Energy”) Form 10-K each for the Year Ended December 31, 2011. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: April 18, 2012	By:	/s/ THOMAS J. WEBB
Thomas J. Webb Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: April 18, 2012	By:	/s/ THOMAS J. WEBB
Thomas J. Webb Executive Vice President and Chief Financial Officer

Exhibit Index

99.1     CMS Energy handout dated April 18, 2012